Exhibit 99.1

Vista Gold Corp. Announces 2022 Financial Results

Denver, Colorado, February 23, 2023 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its audited financial results for the year ended December 31, 2022, with cash totaling $8.1 million at year-end. During 2022, the Company successfully completed a feasibility study (the “FS”) for the Mt Todd gold project (“Mt Todd” or the “Project”), retained CIBC Capital Markets as a strategic advisor, concluded an 18-month drilling program, and significantly reduced costs. All dollar amounts in this press release are in U.S. dollars.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “Our achievements during 2022 demonstrate our commitment to realizing greater value from Mt Todd. Looking ahead, the Company will continue to prioritize its goals of improving cost-effectiveness and efficiency, enhancing the long-term value of Mt Todd, and seeking a partner or other form of transaction for Mt Todd to maximize shareholder value. We are completing the evaluation of a smaller scale project  and  believe that demonstrating a viable development strategy with lower initial costs will attract new interested parties and appeal to those who have previously expressed interest in the optionality of Mt Todd under different development strategies.”

Summary of Financial Results

Vista reported a consolidated net loss of $4.9 million, or $0.04 per common share, for the year ended December 31, 2022 compared to a consolidated net loss of $15.2 million, or $0.14 per common share for the year ended December 31, 2021.

Cash and cash equivalents totaled $8.1 million at December 31, 2022 compared to $13.1 million at December 31, 2021. The Company continued to have no debt.

Feasibility Study

The FS was completed in February 2022 and affirms the strength of Mt Todd’s gold production capacity and ability to deliver robust economics with significant cashflows and resilience to inflation. See news release dated February 9, 2022.

CIBC Capital Markets

The strategic process with CIBC Capital Markets continues to generate interest and positive feedback from a broad range of gold producers. As previously reported, the Company is evaluating a smaller scale project with the objective of achieving significantly lower initial capital costs, updating operating costs, and preserving the potential for subsequent expansion or staged development.

Cost Reductions

Vista significantly reduced its 2022 recurring costs, which were approximately 15% below plan. For 2023, management has taken actions to further reduce recurring costs by approximately 7% and  continues to evaluate and implement opportunities for additional cost reductions.

Drilling Program

In 2022, the Company completed an exploration drilling program within a 5.4 km trend extending immediately north from the Batman pit. Results from this program, coupled with previous drilling, demonstrate excellent resource growth potential, including delineation of four highly prospective exploration targets. Vista has no immediate plans for additional drilling but continues to advance work on our exploration licenses, which cover 1,650 km2.

Annual Report on Form 10-K

The Company’s consolidated audited financial statements and management’s discussion and analysis together with other important disclosures can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov./edgar.shtml and with the Canadian securities regulatory authorities on SEDAR at www.sedar.com.

Management Conference Call

Management’s conference call to review financial results for the fiscal year ended December 31, 2022 and to discuss corporate and project activities is scheduled for Monday, February 27, 2023 at 2:00 pm MT (4:00 pm ET).

Participant Toll Free: (888) 396-8049

Participant International: (416) 764-8646

Conference ID: 90170196

This call will be archived and available at www.vistagold.com after February 27, 2023. An audio replay will also be available through March 27, 2023 by calling toll-free in North America (877) 674-7070 or (416) 764-8692 using passcode 170196#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and, as presently designed, Mt Todd is expected to be one of the top five gold producers in Australia. In addition to the technical advancements of the Project, Vista now has all major operating and environmental permits for the development of Mt Todd.

For further information about Vista or the Mt Todd Gold Project, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the expected date for our management’s call regarding our financial results; our belief that our 2022 achievements demonstrate our commitment to maximizing the value of Mt Todd; our goals of improving cost-effectiveness and efficiency, and seeking a partner or other form of transaction for Mt Todd to maximize shareholder value; our belief that demonstrating a viable development strategy with lower initial costs will attract new interested parties and appeal to those who have previously expressed interest in the optionality of Mt Todd under different development strategies; our belief that the FS  affirms the strength of Mt Todd’s gold production capacity and ability to deliver robust economics with significant cashflows; our belief that results of the exploration drilling program and historical sources demonstrate excellent resource growth potential, including delineation of four highly prospective exploration targets; our expectation that we will not conduct additional drilling on our exploration licenses in the immediate term; our expectation to further reduce recurring costs by approximately 7%; and our belief that, as presently designed, Mt Todd is expected to be one of the top five gold producers in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; and uncertainty as to the impact of the ongoing global health crisis caused by the COVID-19 pandemic; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.